EXHIBIT 99.1

For Immediate Release

Contact:	Willing L. Biddle, CEO or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Fourth Quarter
and Fiscal 2014 Operating Results

Greenwich, Connecticut, December 12, 2014 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today announced its fourth quarter and full year financial results for the fiscal year ended October 31, 2014.  The company also announced an increase in the quarterly dividend rate on its Class A Common stock.

Diluted funds from operations ("FFO") for the quarter ended October 31, 2014 amounted to $8,049,000 or $0.23 per Common share and $0.26 per Class A Common share compared with $9,101,000 or $0.26 per Common share and $0.29 per Class A Common share in last year's fourth quarter. For the year ended October 31, 2014, diluted FFO amounted to $33,032,000 or $0.95 per Common Share and $1.06 per Class A Common share compared with $29,506,000 or $0.86 per Common Share and $0.95 per Class A Common share in fiscal 2013. The FFO amounts above include several significant one-time items in fiscal 2014 and fiscal 2013.  In an effort to assist investors in analyzing changes to FFO, we have included a second FFO reconciliation table which explains the effect of these one-time items on the company's FFO per share.

Net income applicable to Common and Class A Common stockholders for the quarter ended October 31, 2014 amounted to $27,019,000 or $0.77 per diluted Common share and $0.87 per diluted Class A Common share compared with $3,992,000 or $0.12 per diluted Common share and $0.13 per diluted Class A Common share in last year's fourth quarter.  For the year ended October 31, 2014, net income applicable to Common and Class A Common stockholders was $49,469,000 or $1.42 per diluted Common share and $1.59 per diluted Class A Common share compared to $10,613,000 or $0.31 per diluted Common share and $0.34 per diluted Class A Common share in fiscal 2013.  Net income applicable to Class A Common and Common stockholders for the fiscal year ended October 31, 2014 includes a $36.9 million gain on sale of properties and a preferred stock redemption charge of $1.87 million related to the announced redemption of the Company's Series D Cumulative Preferred Stock.

The per share amounts for both FFO and net income in the fiscal year ended 2013 include the dilutive effect of the issuance of 2.5 million Class A Common shares in a follow-on public offering and 5.175 million shares of a new Series F preferred stock, both in October 2012.  The common stock offering raised net proceeds of $47.9 million and the preferred stock offering raised an additional $124.8 million, which funds were not fully invested until May 2013.  With respect to those funds, $100 million of proceeds from the preferred stock offering was used to redeem the Series E preferred stock in November 2013 and the remaining Series C preferred stock outstanding, which was fully redeemed by May 2013.  As a result of these redemptions, the company incurred charges to expense the original issue costs of the preferred stock of $3.8 million in the first quarter of fiscal 2013, $406,000 in the second quarter of fiscal 2013 and $68,000 in the third quarter of fiscal 2013.  The first two quarters of fiscal 2013 each included payment of $476,000 in preferred stock dividends related to the Series C preferred stock and the third quarter of fiscal 2013 included payment of $153,000 in preferred stock dividends related to the Series C preferred stock.  The first three quarters of fiscal 2014 did not include any dividends on the Series C preferred stock as all such shares were redeemed by May of fiscal 2013.  In addition, the per share amounts for FFO and net income for the years ended October 31, 2014 and 2013 include one-time property acquisition costs of $666,000 and $857,000, respectively.

At October 31, 2014, the company's consolidated core properties were 94.8% leased (versus 93.3% at the end of fiscal 2013) and 94.2% occupied.  The above percentages exclude the company's unconsolidated joint ventures and the company's White Plains property.  In November, 2014, the company obtained a zoning change from the City of White Plains to convert this property to a higher and better use.  On this basis, the company is maintaining vacancies to make potential redevelopment possible.  At October 31, 2014, the company had equity interests in seven unconsolidated joint ventures (738,000 square feet).  At October 31, 2014, these joint ventures were approximately 97.7% leased.

Commenting on the quarter's operating results, Willing L. Biddle, President and CEO of UBP, said "During our fourth quarter we had continued success with one of the company's most important priorities which has been, and will continue to be, leasing the remaining vacant space in our portfolio.  The percentage of our portfolio leased in the fourth quarter increased to 94.8%, which is the highest percentage it has been in quite some time.  The main reason for the increased percentage, when compared to the beginning of fiscal 2014, is that prior to the fourth quarter we completed the re-tenanting of nearly all of the previously vacant space in our Meriden, CT shopping center and we have completed the re-development of our Chilmark center in Briarcliff Manor, NY, which included delivering a new 14,000 square foot store to CVS on August 1.  The rents generated by this new leasing allowed the company to reach over $100 million in annual revenues for the first time in the company's history.  We also reached a milestone regarding the re-development of the Westchester Pavilion center in White Plains, NY, when the City of White Plains approved a zoning change that will permit the 187,000 square foot property to be redeveloped with a significantly denser mixed use development of up to 860,000 square feet.   We are working on preliminary site plan approval for that re-development.  Also in fiscal 2014, we completed the long standing goal of improving our already best-in-class investment property portfolio by selling our two Chrysler warehouse properties and our Springfield, Massachusetts property as those properties no longer met our investment objectives.  Net proceeds from those sales were reinvested into retail properties located in our core market-place.  These transactions have helped to fortify our already strong balance sheet."

Continuing, Mr. Biddle said, "Although the competition for retail properties in our primary marketplace remains extremely competitive, we have a number of grocery anchored retail properties in the pipeline which meet our investment objectives.  At the end of the year, we acquired a 51% partnership interest in an entity that owns the McLean Plaza Shopping Center in Yonkers, N.Y. McLean Plaza is anchored by a 35,000 square foot A&P Supermarket.  In addition, after year-end, as announced in our press release dated December 11, 2014, we acquired four shopping centers in Northern New Jersey for an aggregate purchase price of $124.55 million.  The combined square footage of these properties is 375,000 square feet.  Two of the properties are anchored by grocery stores and two of the properties are anchored by nationally recognized pharmacy tenants.  These four properties, coupled with our investment in McLean Plaza and potential acquisitions in our pipeline, will help us maintain the acquisition momentum into 2015 and beyond.  We financed a portion of these acquisitions with a follow-on Class A Common stock offering that we completed in November 2014 at a price per share close to the stock's all-time high.  The offering was well received by investors and we are very pleased that the investment community continues to be enthusiastic about the direction of the company.  In addition, in late October we completed a $75 million offering of a new series of 6.75% preferred stock.  This new series of preferred stock was priced with the lowest preferred stock coupon in the company's history.  We used $61.3 million of the proceeds to retire our higher yielding 7.5% Series D preferred stock which will save the company over $450,000 per annum in preferred stock dividends."

UBP Announces an Increase in Dividends to its Shareholders for the Twenty-first Consecutive Year

At their regular December meeting, the company's Directors approved an increase in the quarterly dividend rate on shares of the company's Class A Common stock.  The quarterly dividend rate declared for Class A Common stock was increased to $0.255 per share, which represents an annualized increase of $0.01 per share for the Class A Common shares.  The Board of Directors declared a quarterly dividend for the Common shares of $0.225 per share, unchanged from the prior quarter.  The $0.01 increase on the Class A Common Stock dividend represents the twenty-first consecutive year that the company has increased total dividends to its shareholders.  The Class A Common and Common dividends are payable January 16, 2015 to stockholders of record on January 5, 2015.

Urstadt Biddle Properties Inc. is a self-administered equity real estate investment trust which owns or has equity interests in 74  properties containing approximately 5.1 million square feet of space.  Listed on the New York Stock Exchange since 1970, it provides investors with a means of participating in ownership of income-producing properties. It has paid 179 consecutive quarters of uninterrupted dividends to its shareholders since its inception and has raised total dividends to its shareholders for the last 21 consecutive years.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the company.  The company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT").  The company defines FFO as net income computed in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with U.S. GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the company's operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.  This quarter, the company also has presented an alternative table of reconciliation between Net Income Available to Common and Class A Common Stockholders to FFO, removing the effects of preferred stock redemption costs, excess preferred stock dividends, property acquisition costs and gains on the sale of marketable equity securities from both fiscal 2013 and fiscal 2014 operating results.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
 (Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Fiscal Year and Fourth quarter 2014 results
 (in thousands, except per share data)

	Fiscal Year Ended		Three Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)	(Unaudited)
Revenues
Base rents	$75,099	$70,052	$19,391	$18,105
Recoveries from tenants	24,947	22,594	6,169	5,527
Lease termination income	183	214	-	66
Other income	2,099	2,343	666	623
Total Revenues	102,328	95,203	26,226	24,321

Expenses
Property operating	18,926	17,471	4,213	3,859
Property taxes	16,997	15,524	4,225	3,976
Depreciation and amortization	19,249	17,769	5,053	4,865
General and administrative	8,016	8,211	1,942	1,966
Provision for tenant credit losses	917	958	323	260
Acquisition costs	666	857	190	42
Directors' fees and expenses	314	337	71	87
Total Operating Expenses	65,085	61,127	16,017	15,055
Operating Income	37,243	34,076	10,209	9,266
Non-Operating Income (Expense):
Interest expense	(10,235)	(9,094)	(2,624)	(2,320
Gain on sale of marketable securities	-	1,460	-	-
Gain on sale of properties	24,345	-	24,345	-
Equity in net income (loss) from unconsolidated joint ventures	1,604	1,318	508	368
Interest, dividends and other investment income	134	1,345	56	(36
Income from Continuing Operations Before Discontinued Operations	53,091	29,105	32,494	7,278
Discontinued Operations (Note 1):
Income from discontinued operations	141	1,308	-	318
Gain on sale of properties	12,526	-	-	-
Income from discontinued operations	12,667	1,308	-	318
Net Income	65,758	30,413	32,494	7,596
Noncontrolling interests:
Net income attributable to noncontrolling interests	(607)	(618)	(152)	(151
Net income attributable to Urstadt Biddle Properties Inc.	65,151	29,795	32,342	7,445
Preferred stock dividends	(13,812)	(14,949)	(3,453)	(3,453
Redemption of preferred stock	(1,870)	(4,233)	(1,870)	-
Net Income Applicable to Common and Class A Common Stockholders	$49,469	$10,613	$27,019	$3,992

Diluted Earnings Per Share:
Per Common Share:	$1.06	$0.27	$0.77	$0.11
Income from continuing operations	$0.36	$0.04	$-	$0.01
Income from discontinuing operations	$1.42	$0.31	$0.77	$0.12
Net Income Applicable to Common Stockholders

Per Class A Common Share:
Income from continuing operations	$1.19	$0.30	$0.87	$0.12
Income from discontinuing operations	$0.40	$0.04	$-	$0.01
Net Income Applicable to Class A Stockholders	$1.59	$0.34	$0.87	$0.13

Weighted Average Number of Diluted Shares Outstanding:
Common and Common Equivalent	8,536	8,383	8,650	8,444
Class A Common and Class A Common Equivalent	23,427	23,357	23,472	23,389

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Fiscal Year and Fourth quarter Ended 2014 Results
 (in thousands, except per share data)

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2014	2013	2014	2013
Net Income Applicable to Common and Class A Common Stockholders	$49,469	$10,613	$27,019	$3,992

Real property depreciation	15,020	14,147	3,950	3,712
Amortization of tenant improvements and allowances	3,298	2,957	968	892
Amortization of deferred leasing costs	520	593	118	242
Depreciation and amortization of discontinued operations	341	47	-	-
Depreciation and amortization on unconsolidated joint ventures	1,255	974	340	263
(Gain) Loss on sale of property	(36,871)	175	(24,346)	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$33,032	$29,506	$8,049	$9,101

Funds from Operations (Diluted) Per Share:
Common	$0.95	$0.86	$0.23	$0.26
Class A Common	$1.06	$0.95	$0.26	$0.29

The following table reconciles the company's net income available to Common and Class A Common Stockholders to Funds From Operations for the three months and fiscal year ended October 31, 2014 after removing the preferred stock redemption charges and acquisition costs in the 2014 columns and the preferred stock redemption charges, excess preferred stock dividends, property acquisition costs and gain on marketable securities in the 2013 columns. (See Note 1).

Reconciliation of Net Income Available to Common and Class A Common Stockholders To Recurring Funds From Operations:	Fiscal Year Ended October 31,		Three Months Ended October 31,
	2014	2013	2014	2013
Net Income Applicable to Common and Class A Common Stockholders	$49,469	$10,613	$27,019	$3,992
Add: Redemption of preferred stock charges	1,870	4,233	1,870	-
Add: Excess preferred stock dividends (Note 1)	-	1,105	-	-
Add: Property Acquisition Costs	666	857	190	42
Less: (Gain) on sale of marketable equity securities	-	(1,460)	-	-
Net Income Applicable to Common and Class A Common Stockholders	52,005	15,348	29,079	4,034

Real property depreciation	15,020	14,147	3,950	3,712
Amortization of tenant improvements and allowances	3,298	2,957	968	892
Amortization of deferred leasing costs	520	593	118	242
Depreciation and amortization of discontinued operations	341	47	-	-
Depreciation and amortization on unconsolidated joint ventures	1,255	974	340	263
Loss on sale of property	(36,871)	175	(24,346)	-
Funds from Operations Applicable to Common and Class A Common Stockholders	$35,568	$34,241	$10,109	$9,143

Funds from Operations (Diluted) Per Share:
Common	$1.02	$1.00	$.29	$0.27
Class A Common	$1.15	$1.11	$.32	$0.30

Note 1 – The Company sold preferred stock in October 2012 for the main purpose of redeeming its Series E and Series C preferred stock.  The company redeemed the Series E on November 21, 2012 and redeemed the Series C on May 29, 2013.  Until this redemption was completed, the Company incurred excess preferred stock dividends in fiscal 2013 as stated in the chart above.

Urstadt Biddle Properties Inc.
Balance Sheet Highlights
(in thousands)

	October 31,	October 31,
	2014	2013
	(Unaudited)
Assets
Cash and Cash Equivalents	$73,029	$2,945

Real Estate investments before accumulated depreciation	$830,304	$732,159

Investments in and advances to unconsolidated joint ventures	$39,213	$31,432

Total Assets	$819,005	$650,026

Liabilities
Revolving credit lines	$15,550	$9,250

Unsecured term loan	$25,000	$-

Mortgage notes payable and other loans	$205,147	$166,246

Total Liabilities	$325,098	$192,268

Redeemable Noncontrolling Interests	$18,864	$11,843

Total Stockholders' Equity	$475,043	$445,915